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                              HANOVER DIRECT, INC.
                      1999 STOCK OPTION PLAN FOR DIRECTORS

     1. PURPOSE. The purpose of the 1999 Stock Option Plan for Directors (the "Plan") is to advance the interests of Hanover Direct, Inc. (the "Company") by providing non-employee directors of the Company, through the grant of options to purchase shares of Common Stock (as hereinafter defined), with a larger personal and financial interest in the Company's success.

     2. ADMINISTRATION. The Plan shall be administered by a committee (the "Committee") consisting of at least two members of the Board of Directors of the Company (the "Board"). The Committee shall have full power and authority to interpret the Plan, to establish such rules and regulations as it deems appropriate for the administration of the Plan, and to take such other action as it deems necessary or desirable for the administration of the Plan. The Committee's interpretation and construction of any provision of the Plan or the terms of any Option (as hereinafter defined) shall be conclusive and binding on all parties.

     3. PARTICIPANTS. Each director of the Company who is neither an employee of the Company nor an Ineligible Director (as hereinafter defined)(a "Non-Employee Director") shall be eligible to be granted options to purchase shares of Common Stock ("Options") under the Plan. An "Ineligible Director" means any director who is a nonresident alien.


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     Nothing contained in the Plan, or in any Option granted pursuant to the
Plan, shall confer upon any director any right to the continuation of his or her directorship or limit in any way the right of the Company to terminate his or her directorship at any time.

     4. THE SHARES. Options may be granted from time to time under the Plan for the purchase, in the aggregate, of not more than 700,000 shares of common stock, par value $0.66-2/3 per share, of the Company ("Common Stock") (subject to adjustment pursuant to Section 13). Such shares of Common Stock may be set aside out of the authorized but unissued shares of Common Stock not reserved for any other purpose or out of previously issued shares acquired by the Company and held in its treasury. Any shares of Common Stock which, by reason of the termination or expiration of an Option or otherwise, are no longer subject to purchase pursuant to an Option granted under the Plan, may again be subjected to an Option under the Plan.

     5. OPTION GRANTS. Options shall be evidenced by option agreements which shall be subject to the terms and conditions set forth in the Plan and such other terms and conditions not inconsistent herewith as the Committee may approve.

     (a) INITIAL APPOINTMENT AWARDS. As of the effective date of his or her initial appointment or election to the Board (or, if later, the effective date of the Plan)(the "Initial Appointment Date"), a Non-Employee Director shall receive a grant of an Option to purchase 50,000 shares of Common Stock (subject to adjustment pursuant to Section 13).

     (b) ANNUAL SERVICE AWARDS. On each Award Date (as hereinafter defined) occurring after a Non-Employee Director's Initial Appointment Date, such Non-Employee Director shall be granted, provided he or she continues to serve as a member of the Board on such date, an Option to purchase of 10,000 shares of Common Stock (subject to adjustment pursuant to Section 13). An "Award Date" means August 4, 2000 or August 3, 2001.

     6. OPTION PRICE. The price (the "Option Price") at which shares of Common Stock may be purchased upon the exercise of an Option granted under the Pan shall be the fair market value of such shares on the date of grant of such Option. Solely for purposes of this Section 6, the fair market value of a share of Common Stock shall be deemed to be the average of the closing prices of the Common Stock on the Initial Appointment Date or Award Date, as the case may be,the 10 trading days immediately preceding such date, and the 10 trading days immediately following such date.

     7. TERM AND EXERCISABILITY OF OPTIONS. Options shall be granted for terms of 10 years. Subject to the other provisions of the Plan relating to exercisability of Options, the participant shall have the cumulative right as of the first, second, and third anniversaries of the date of grant, to purchase up to one-third, two-thirds, and 100%, respectively, of the Option Shares.
     8. TERMINATION OF DIRECTORSHIP. Except as otherwise provided in this
Section 8, no person may exercise an Option more than three months after the first date on which he or she ceases to be a director of the Company. If a participant ceases to be a director of the Company by reason of death or disability, any Options held by him or her may be exercised within 12 months after the date he or she ceases to be a director of the Company. In no event may an Option be exercised after the expiration of the term of such Option.

     9. PAYMENT. Full payment of the purchase price for shares of Common Stock purchased upon the exercise, in whole or part, of an Option granted under the Plan shall be made at the time of such exercise. The Option Price may be paid in cash or in shares of Common Stock valued at their fair market value on the date of exercise. Alternatively, an Option may be exercised in whole or in part by



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delivering a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the Option Price, and such other documents as the Committee may determine.

     No shares of Common Stock shall be issued or transferred to a participant until full payment therefor has been made, and a partcipant shall have none of the rights of a stockholder until shares are issued or transferred to him or her.

     10. NONTRANSFERABILITY. Options granted under the Plan shall not be transferable other than by will or by the laws of descent and distribution, and during a participant's lifetime, shall be exercisable only by him or her. Nothwithstanding the foregoing, a participant may transfer any Nonqualified Stock Option granted under the Plan to the participant's spouse, children, grandchildren, parents, and/or siblings or to one or more trusts for the benefit of such family members, if the agreement evidencing such Option so provides and the participant does not receive any consideration for the transfer. Any Option so transferred shall continue to be subject to the same terms and conditions that applied to such Option immediately prior to its transfer (except that such transferred Option shall not be further transferable by the transferee during the transferee's lifetime).

     11. ISSUANCE OF SHARES. If a participant so requests, shares purchased upon the exercise of an Option may be issued or transferred in the name of the participant and another person jointly with the right of survivorship.

     12. STATUS OF OPTION. Options granted under the Plan are nonstatutory options not qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended.

     13. CHANGES IN CAPITAL STRUCTURE, ETC. In the event of any change in the outstanding Common Stock by reason of any stock dividend, stock split, combination of shares, recapitalization, or other similar change in the capital stock of the Company, or in the event of the merger or consolidation of the Company into or with any other corporation or the reorganization of the Company, there shall be substituted for or added to each share of Common Stock theretofore appropriated for the purpose of the Plan or thereafter subject, or which may become subject, to an Option under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be. Outstanding Options shall be appropriately amended as to price and other terms in a manner consistent with the aforementioned adjustment to the shares of Common Stock subject to the Plan. Fractional shares resulting from any adjustment in Options pursuant to this Section 13 may be settled in cash or otherwise as the Committee shall determine. Notice of any adjustments shall be given by the Company to each holder of an Option which shall have been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of this Plan.

     14. EFFECTIVE DATE AND TERMINATION OF PLAN. The Plan shall become effective on the date of its adoption by the Board or duly authorized committee thereof, subject to the ratification of the Plan by the affirmative vote or consent of holders of a majority of the issued and outstanding shares of Common Stock. The Plan shall terminate 10 years from the date of its adoption or such earlier date as the Board or such committee may determine. Any Option outstanding under the Plan at the time of its termination shall remain in effect in accordance with its terms and conditions and those of the Plan.

     15. AMENDMENT. The Board or a duly authorized committee thereof may amend the Plan in any respect from time to time; provided, however, that no amendment


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shall become effective unless approved by affirmative vote of the Company's shareholders if such approval is necessary or desirable for the continued validity of the Plan or if the failure to obtain such approval would adversely affect the compliance of the Plan with Rule 16b-3 or any successor rule under the Securities Exchange Act of 1934 or any other rule or regulation. No amendment may, without the consent of a participant, impair his or her rights under any Option previously granted under the Plan.

     The Board or a duly authorized committee thereof shall have the power, in the event of any disposition of substantially all of the assets of the Company, its dissolution, any merger or consolidation of the Company with or into any other corporation, or the merger or consolidation of any other corporation into the Company, to amend all outstanding Options to terminate such Options as of such effectiveness. If the Board shall exercise such power, all Options then outstanding shall be deemed to terminate upon such effectiveness.

     16. LEGAL AND REGULATORY REQUIREMENTS. No Option shall be exercisable and no shares will be delivered under the Plan except in compliance with all applicable federal and state laws and regulations including, without limitation, compliance with the rules of all domestic stock exchanges on which the Common Stock may be listed. Any share certificate issued to evidence shares for which an Option is exercised may bear such legends and statements as the Committee shall deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, and no shares will be delivered under the Plan, until the Company has obtained consent or approval from regulatory bodies, federal or state, having jurisdiction over such matters as the Committee may deem advisable.

     In the case of the exercise of an Option by a person or estate acquiring the right to exercise the Option by bequest or inheritance, the Committee may require reasonable evidence as to the ownership of the Option and may require consents and releases of taxing authorities that it may deem advisable.


August 5, 1999